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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

                  This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "First Amendment"), dated as of May 3, 2004, is entered into by and among Quiksilver, Inc., a Delaware corporation ("Buyer"), DC Shoes, Inc., a California corporation ("Company"), the shareholders of the Company listed on the signature pages of this Agreement, Damon Way (such shareholders and Damon Way are each referred to individually as a "Seller," and collectively as the "Sellers") and the DC Shoes, Inc. Employee Share Trust entered into on November 21, 2003, as amended.

                                    RECITALS

         A. WHEREAS, Buyer, the Company, Sellers and the Employee Trust entered into a Stock Purchase Agreement dated as of March 8, 2004 (the "Agreement");

         B. WHEREAS, on April 27, 2004, the Employee Trust contributed all of its shares of Company Stock to the Company and therefore is no longer a "Seller" under the Agreement.

         C. WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and, except as otherwise expressly provided in this First Amendment, all capitalized terms used herein shall have the same meanings as set forth in the Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Elimination of Employee Trust as Seller. Sellers and the Company represent to Buyer that the Employee Trust has been terminated, and all shares of Company Stock held by the Employee Trust have been transferred to the Company. The parties agree that the Employee Trust shall no longer be a party to the Agreement or one of the "Sellers" under the Agreement.

         2.       Amendment to Sections 1.2(a), (b) and (c) and New 1.2(d) and
(e). Sections 1.2(a), (b) and (c) of the Agreement are hereby amended to read, and a new Section 1.2(d) and (e) is added, as follows:

                  "(a)     Total Purchase Price. The aggregate consideration
         payable to the Sellers and the Payees for the purchase and sale of Sellers' Shares and the contractual payments owed to the Payees pursuant to the Phantom Share Payment Agreements shall be the sum of the following:

                           (i)      $55,636,000 (the "Cash Payment"), as
         adjusted pursuant to Section 1.3; plus

                           (ii)     the Stock Payment; plus

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                           (iii)    the aggregate Earnout Amounts payable as
         provided in Sections 1.4 through 1.7.

                  The amount of the consideration set forth above paid to the Sellers for the purchase and sale of their Shares and to the Payees with respect to the Phantom Share Payment Agreements shall be the "Purchase Price."

                  (b) Payments to Sellers at Closing. Each Seller will receive the following at Closing:

                           (i) a cash payment which shall equal the difference of (A) the product of (x) such Seller's Cash Participating Percentage, times (y) the Closing Payment, minus the Transaction Expenses, minus the Tax Reimbursements, minus the Blehm Payment, minus
         (B) Additional Payee Cash Amount multiplied by such Seller's Stock Participating Percentage; and

                           (ii) the number of shares of Buyer Stock equal to such (x) Seller's Stock Participating Percentage, times (y) the Stock Payment.

                  (c) Rider Payments. Certain individuals listed on APPENDIX I hereto (collectively, the "Riders") will each receive the payments set forth on APPENDIX I (such payments in the aggregate shall be the "Rider Payments").

                  (d) Payments Pursuant to Phantom Share Payment Agreements. The former beneficiaries of the Employee Trust listed on APPENDIX II hereto, each of whom has executed a Phantom Share Payment Agreement (collectively, the "Payees") will each receive the following at Closing:

                           (i) a cash payment, which shall equal the product of such Payee's Phantom Share Participating Percentage times the Phantom Share Pool; and

                           (ii) a cash payment equal to the product of such Payee's Phantom Share Participating Percentage times the Additional Payee Cash Amount.

                  Notwithstanding anything to the contrary herein, the payments to the Payees under this Agreement shall be reduced by any Taxes owed by the Company as a result of the payments made by the Company pursuant to this Agreement.

                  The Company and the Principal Sellers represent and warrant that the payment in this Section 1.2(d), taken together with any portion of the Holdback Amount, the Blehm Tax Benefit and any Earnout Amounts payable to the Payees pursuant to this Agreement, are in full satisfaction of the Company's obligations under the Phantom Share Payment Agreements.

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                  (e)      Blehm Payment. Immediately prior to the Closing,
         Buyer shall pay to Clayton Blehm, on behalf of the Company, the Blehm Payment in consideration for Clayton Blehm's transfer to the Company certain shares of Company Stock owned by Clayton Blehm and for other consideration.

                  (f) Tax Reimbursements. Immediately prior to the Closing, Buyer shall pay to (a) Colin McKay $375,000 and to (b) Daniel Way $625,000, representing obligations of the Company.

         3. Amendment to Section 1.3(c). Section 1.3(c) of the Agreement is hereby amended to read as follows:

                  "(c)     Holdback. $6,000,000 of the Cash Payment (the
         "Holdback Amount") shall be withheld from the Sellers and the Payees in proportion to their respective Cash Participating Percentages. To the extent the Cash Payment is reduced pursuant to this Section 1.3 but not by the entire Holdback Amount, the Holdback Amount less the amount of such reduction shall be paid to the Sellers and the Payees, as applicable in proportion to their respective Cash Participating Percentages within fifteen (15) days of the final determination of the Closing Working Capital. If the Cash Payment is reduced by more than the Holdback Amount, the amount of any reduction of the Cash Payment in excess of the Holdback Amount shall be set-off against the Earnout Amounts owed to the Sellers and the Payees that are entitled to Earnout Amounts in proportion to their Cash Participating Percentages, and Buyer shall retain the entire Holdback Amount. If on the other hand, the Cash Payment was increased as a result of such final determination, then the Buyer shall pay the Sellers and the Payees in proportion to their Cash Participating Percentages the entire Holdback Amount plus the amount of such increase within fifteen (15) days of such determination."

         4. Amendment to Section 1.4. Section 1.4 of the Agreement is hereby amended by replacing each reference to "the Sellers" in such section with "the Sellers and the Payees."

         5. Amendment to Section 1.5. The first sentence of Section 1.5 of the Agreement is hereby amended by replacing "the Sellers" in such section with "the Sellers and the Payees."

         6. Amendment to Section 1.5(e). Section 1.5(e) of the Agreement is hereby amended to read as follows:

                  "(e)     Within fifteen (15) days after determination of an
         Earnout Amount pursuant to this Section 1.5, Buyer shall pay to each Seller and Payee such Seller's or Payee's Cash Participating Percentage of such Earnout Amount by bank cashiers, certified check (or Company checks of Buyer in the case of Payees) or wire transfer (at the discretion of the Sellers, or, with respect to the Payees, at the discretion of Buyer). If only a portion of the Earnout Amount is under dispute, Buyer shall pay to the Sellers and Payees in accordance with the prior sentence the amount that is not being disputed. The Sellers' and Payees' rights to receive the Earnout Amount under this Agreement are non-assignable;

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         provided, however, that the Sellers shall be allowed to transfer the right to a trust that is disregarded for tax purposes."

         7. Amendment to Section 1.6. Section 1.6 of the Agreement is hereby amended to read as follows:

                  "1.6     Payment of Earnout Amounts. Within the later of (i)
         one hundred twenty (120) days from the end of each Earnout Period, or
         (ii) if applicable, fifteen (15) days of the decision by the designated accountant pursuant to Section 1.5 with respect to such Earnout Period, the Buyer shall pay to each of the Sellers and Payees in cash the amount equal to the product of (x) the aggregate Earnout Amount payable for such Earnout Period as determined above, times (y) such Seller's or Payee's Cash Participating Percentage."

         8. Amendment to Sections 1.8(c) and (d). Sections 1.8(c) and (d) of the Agreement are hereby amended to read as follows:

                  "(c)     In the event that substantially all of the assets or
         stock of the Company are sold, transferred or otherwise disposed of by the Buyer (other than a sale of inventory of the Company in the ordinary course of business) (a "Sale Transaction") prior to October 31, 2007 to any Person other than a wholly-owned Subsidiary of the Buyer, the Buyer shall, on the date of the consummation of such Sale Transaction, deliver written notice of such Sale Transaction to the Sellers' Representatives (such notice, the "Sale Notice"). On the date of such Sale Transaction, the Buyer shall pay to each Seller and Payee such Seller's or Payee's Cash Participating Percentage of any Earnout Amounts for any Earnout Period not then completed (the "Accelerated Payment"). Notwithstanding the foregoing, if the Company has not been achieving at least 75% of the Company Sales and EBITDA Target Levels for the Earnout Period immediately prior to the Earnout Period in which the Sale Notice is delivered, the Accelerated Payment shall be zero.

                  (d) On the date of a Sale Transaction, the Buyer shall pay to each of the Sellers and Payees in cash, by bank cashiers, certified check (or company checks of Buyer in the case of Payee's) or wire transfer (as determined by the Seller, or, with respect to the Payees, as determined by Buyer) the amount equal to the product of (x) Accelerated Payment, times (y) such Seller's or Payee's Cash Participating Percentage."

         9. Amendment to Section 1.10(b). The first sentence of Section 1.10(b) of the Agreement is hereby amended by replacing "Sellers" in such sentence with "Sellers and the Payees." Section 1.10(b)(i) of the Agreement is hereby amended to read as follows:

                  "a bank cashier's or certified check (or company checks of Buyer in the case of Payee's) payable to each Seller and Payee (or wire transfer if the Sellers' Representatives deliver on behalf of a Seller or Payee wire transfer instructions to the Buyer prior to Closing) in an amount equal to their share of the payment

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         pursuant to Section 1.2(b)(i) or the payments pursuant to Section
         1.2(d), as applicable;"

         10. Amendment to Section 2.3. The second sentence of Sections 2.3 of the Agreement is hereby amended to read as follows:

         "Sellers will be, immediately prior to the Closing, the record and beneficial owners and holders of all of the issued and outstanding Company Stock, free and clear of all Encumbrances."

         11. Addition of New Section 3.8. A new Section 3.8 is hereby added to the Agreement as follows:

                  "3.8     Capitalization. Immediately prior to the Closing, the
         issued and outstanding Company Stock of the Company will be held of record by the following persons:

                           (i)      Kenneth Block, 2,600,000 shares of Company
         Stock;

                           (ii) the Damon Way Revocable Trust u/a May 2, 1999, 2,600,000 shares of Company Stock;

                           (iii)    Daniel Way, 500,000 shares of Company Stock;
         and

                           (iv)     Colin McKay, 300,000 shares of Company
         Stock."

         12. Amendment to Section 7.5. Section 7.5 of the Agreement is hereby amended to read as follows:

                  "Payment of Blehm Tax Benefit. To the extent that the Company actually receives a tax benefit ("Actual Benefit") from the Blehm Tax Benefit, after either the earlier of an audit of the Blehm Tax Benefit or the statute of limitations for the tax returns related to the Tax Blehm Benefit have expired, Buyer shall pay to each Seller and Payee the product of one-half of such Actual Benefit times such Cash Participating Percentage of each Seller and Payee.

         13. Amendment to Section 11.2. The following clauses are hereby added to Section 11.2 of the Agreement:

                  "(g)     any claim or action involving or relating to Eric
         Blehm (or any affiliate of Eric Blehm) against the Company or Buyer relating to the period prior to Closing or the transactions contemplated by this Agreement; or

                  (h) any claim or action involving, or relating to, Jim Bartholet against the Company related to (A) the termination of his employment by the Company, or (B) payment from the Employee Trust."

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         14.      Amendment to Section 11.4. Section 11.4 of the Agreement is
hereby amended to read as follows:

                  "11.4    Indemnification and Payment of Damages by Buyer.
         Buyer will indemnify and hold harmless the Company and Sellers and their respective Representatives and affiliates, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (d) as set forth in Section 7.2 hereof related to the Buyer Registration Statement, or
         (e) any failure of Buyer to pay any amounts due to any Payee or Rider under this Agreement."

         15. Amendment to Section 11.5. Section 11.5 of the Agreement is hereby amended to read as follows:

                  "11.5    Time Limitation. "If the Closing occurs, Sellers will
         have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation, other than those in Sections 2.3, 2.11, 2.13, 2.19, 3.1, 11.2(g) or 11.2(h),
         unless on or before February 1, 2006, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 2.3, 2.13,
         2.19 or 3.1 may be made at any time; a claim with respect to Sections 11.2(g) or 11.2(h) may be made until the expiration of the applicable statute of limitations; and a claim with respect to Section 2.11 may be made at any time until all tax liabilities of the Company are decided by final determination of the Internal Revenue Service, judicial decision or upon thirty (30) days after the expiration of the statute of limitations, taking into account any waiver or extension of such applicable statute of limitation. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before February 1, 2006 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers."

         16. Amendments to Section 11.6. Clause (i) in Section 11.6(a) of the Agreement is hereby amended to read as follows:

                  "(i)     until the total of all Damages with respect to such
         matters exceeds $3,000,000, and then only for the amount by which such Damages exceed $3,000,000 (the "Deductible")"

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         The following sentence is hereby added to the end of Section 11.6(a) of the Agreement:

         "Additionally, the Deductible shall not apply to any claim for Damages under Sections 11.2(g) or 11.2(h) hereto."

         17. Addition of New Section 11.14. A new Section 11.14 is hereby added to the Agreement as follows:

                  "11.14   Indemnity Holdback.

                  (a) The Buyer shall retain, for the benefit of the Sellers and Payees, $1,500,000 (the "Indemnity Holdback Amount"). The Company, the Buyer and the Sellers agree that the Indemnity Holdback Amount will be available, as provided in this Article XI, to satisfy the indemnification obligations pursuant to Sections 11.2(g) and 11.2(h) of this Agreement. The Buyer acknowledges that it is holding the Indemnity Holdback Amount for the benefit of the Payees and Sellers solely for the purposes of the indemnity obligations set forth in Sections 11.2(g) and 11.2(h) hereof.

                  (b)      Subject to the following requirements:

                           (i) $1,000,000 of the Indemnity Holdback Amount shall be held by the Buyer until the earlier to occur of (i) final settlement or judgment of the claims or actions, if any, described under Section 11.2(g) hereof or (ii) the expiration of the applicable statute of limitations related to all claims or actions described under Section 11.2(g) hereof; and

                           (ii) $500,000 of the Indemnity Holdback Amount shall be held by the Buyer until the earlier to occur of (i) final settlement or judgment of the claims or actions, if any, described under Section 11.2(h) hereof or (ii) the expiration of the applicable statute of limitations related to all claims or actions described under Section 11.2(h) hereof.

                           The remaining balance of the portion of the Indemnity
                  Holdback Amount held by Buyer and not used to pay any Damages related to all claims, actions or settlements related to the indemnification obligations set forth in Sections 11.2(g) or 11.2(h), respectively, shall be delivered promptly by Buyer to each of the Sellers and Payees, in cash, by bank cashiers, certified check (or company checks of Buyer in the case of Payee's) or wire transfer, pursuant to their respective Cash Participating Percentages.

         18. Amendment to Section 12.1. Section 12.1 of the Agreement is hereby amended to read as follows:

                  "12.1    Expenses. Except as otherwise expressly provided in
         this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this

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         Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Notwithstanding the foregoing, in the event the Closing occurs, Sellers will be liable for the Company's portion of such expenses, except that the fees and expenses of the Company set forth on APPENDIX III hereto shall be assumed by the Buyer as of the Closing (such assumed fees and expenses, the "Transaction Expenses"). In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party."

         19.      Amendment to Section 12.10. The last two sentences of Section
12.10 of the Agreement are hereby amended to read as follows:

         "Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that the Payees shall be third-party beneficiaries of this Agreement as of the Closing with respect to Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8 and 7.5 hereof to the extent applicable to them. Except to the extent otherwise provided in the preceding sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. The Payees' rights to payments under the Phantom Share Payment Agreements and this Agreement may not be sold, pledged, assigned or transferred in any manner and will not be subject to disposition by transfer, assignment, anticipation, pledge, encumbrance or any other means, whether voluntary or involuntary or by operation of law, and any attempted disposition of the Payees' rights will not be effective. However, such rights may be transferred by the laws of descent and distribution."

         20. New Definition of Additional Payee Cash Amount. A definition of the term "Additional Payee Cash Amount" for purposes of Exhibit 1 to the Agreement is hereby added as follows:

         "ADDITIONAL PAYEE CASH AMOUNT" -- means an amount equal to (a) the closing price of Buyer's Stock on the New York Stock Exchange the last trading day prior to the Closing, multiplied by (b) the Phantom Share Discount Percentage, multiplied by (c) 14.29%, multiplied by (d) the Stock Payment."

         21. Amendment to Definition of Adjusted Audited EBITDA. The definition of the term "Adjusted Audited EBITDA" set forth in Exhibit 1 to the Agreement is hereby amended to read as follows:

         "ADJUSTED AUDITED EBITDA" -- the Company's EBITDA as derived from the Audited Financial Statements adding back (i) any excess of total compensation expense for Kenneth Block and Damon Way (including, but not limited to, salary, bonus and travel and entertainment expenses) over $1,400,000, and (ii) any (a) investment banking fees (estimated to be $75,000), (b) legal expenses relating to

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         the Company's settlement with Clay Blehm or Internal Revenue Service audits and (c) any settlement payments (or charges related thereto) to Clay Blehm, but only to the extent that such items in (i) and (ii) were deducted in arriving at the Company's EBITDA as derived from the Audited Financial Statements.

         22. New Definition of Blehm Payment. A new definition of the term "Blehm Payment" is hereby added to Exhibit 1 to the Agreement as follows:

         "BLEHM PAYMENT" -- means $10,826,444.

         23. New Definition of Closing Payment. A new definition of the term "Closing Payment" is hereby added to Exhibit 1 to the Agreement as follows:

         "CLOSING PAYMENT" -- the Cash Payment, minus the Holdback Amount, minus the Indemnity Holdback Amount."

         24. New Definition of Cash Participating Percentage. A new definition of the term "Cash Participating Percentage" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "CASH PARTICIPATING PERCENTAGE" -- each Sellers' and Payees' Cash Participating Percentage shall be as set forth on APPENDIX II attached hereto."

         25. Amendment to Definition of Closing Working Capital. The definition of the term "Closing Working Capital" set forth in Exhibit 1 to the Agreement is hereby amended to read as follows:

         "CLOSING WORKING CAPITAL" -- the Working Capital as of the Closing less
         (i) the Funded Debt as of the Closing and (ii) one-half (1/2) of any net tax benefit to the Company related to the payments made to the Payees pursuant to the Phantom Share Payment Agreements (assuming such tax benefit is included in Working Capital as of the Closing); provided, that if such tax benefit is not included in Closing Working Capital, then one-half (1/2) of any such tax benefit shall be added to Working Capital to determine Closing Working Capital.

         26. Amendment of Definition of Earnout Amount. The definition of the term "Earnout Amount" set forth in Exhibit 1 to the Agreement is hereby amended to read as follows:

         "EARNOUT AMOUNT" -- the amount of the Purchase Price to be paid to the Sellers and Payees after the Closing in accordance with Sections 1.4 and 1.5.

         27. Deletion of Definition of Participating Percentage. The definition of the term "Participating Percentage" set forth in Exhibit 1 to the Agreement is hereby deleted.

         28. New Definition of Phantom Share Discount Percentage. A new definition of the term "Phantom Share Discount Percentage" is hereby added to
Exhibit 1 to the Agreement as follows:

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         "PHANTOM SHARE DISCOUNT PERCENTAGE" -- means 89%"

         29. New Definition of Indemnity Holdback Amount. A new definition of the term "Indemnity Holdback Amount" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "INDEMNITY HOLDBACK AMOUNT" -- as defined in Section 11.14 of the Agreement."

         30. New Definition of Payee. A new definition of the term "Payee forth in Exhibit 1 to the Agreement is hereby added as follows:

         "PAYEE" -- as defined in Section 1.2(d) of the Agreement."

         31. New Definition of Phantom Share Participating Percentage. A new definition of the term "Phantom Share Participating Percentage" set forth in
Exhibit 1 to the Agreement is hereby added as follows:

         "PHANTOM SHARE PARTICIPATING PERCENTAGE" -- each Payees' Phantom Share Participating Percentage shall be as set forth on APPENDIX I attached hereto."

         32. New Definition of Phantom Share Payment Agreements. A new definition of the term "Phantom Share Payment Agreements" is hereby added to
Exhibit 1 to the Agreement as follows:

         "PHANTOM SHARE PAYMENT AGREEMENTS" -- those certain Trust Termination Consents and Deferred Payment Agreements executed by the Company, Damon Way and Kenneth Block, as trustees of the Employee Trust, and the beneficiaries of the Employee Trust."

         33. New Definition of Phantom Share Pool. A new definition of the term "Phantom Share Pool" is hereby added to Exhibit 1 to the Agreement as follows:

         "PHANTOM SHARE POOL" -- means an amount equal to (i) (a) 14.29% times
         (b) the Closing Payment, minus the Transaction Expenses, minus the Tax Reimbursements, minus the Blehm Payment, minus (ii) the Rider Payments."

         34. New Definition of Riders. A new definition of the term "Riders" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "RIDERS" -- as defined in Section 1.2(c) of the Agreement."

         35. New Definition of Rider Payments. A new definition of the term "Rider Payments" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "RIDER PAYMENTS" -- as defined in Section 1.2(c) of the Agreement."

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         36.      New Definition of Stock Participating Percentage. A new
definition of the term "Stock Participating Percentage" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "STOCK PARTICIPATING PERCENTAGE" -- each Sellers' Stock Participating Percentage shall be as set forth on APPENDIX II attached hereto."

         37. New Definition of Phantom Tax Reimbursements. A new definition of the term "Tax Reimbursements" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "TAX REIMBURSEMENTS" -- $1,000,000."

         38. New Definition of Transaction Expenses. A new definition of the term "Stock Participating Percentage" set forth in Exhibit 1 to the Agreement is hereby added as follows:

         "TRANSACTION EXPENSES" -- as defined in Section 12.1 of the Agreement."

         39. Amendment to Definition of Working Capital. The definition of the term "Working Capital" set forth in Exhibit 1 to the Agreement is hereby amended to read as follows:

         "WORKING CAPITAL" -- means the following, determined in accordance with
         GAAP: (i) total consolidated current assets of the Company, excluding any Blehm Tax Benefit, less (ii) total consolidated current liabilities of the Company, excluding (a) any portion of the Term Loan Balance, (b) any indebtedness of the Company related to professional fees, including legal, accounting and investor advisor fees, associated with the Contemplated Transactions, and (c) any Blehm Tax Benefit. Notwithstanding the foregoing, no indebtedness owed (i) by the Company to any Seller or a Related Person thereof, (ii) by any Seller or a Related Person thereof to the Company (iii) by the Company to any Clayton Blehm, FDC Investments, Inc. or a Related Person thereof, or
         (iv) by Clayton Blehm, FDC Investments, Inc. or a Related Person thereof to the Company, shall be included in the definition of "Working Capital."

         40.      Amendment to Exhibit 1.4(a). A new footnote is hereby added to
Exhibit 1.4(a) as follows:

                  "*** When determining the EBITDA results for the 2004 Earnout Period, the results shall not include any of the expenses set forth in APPENDIX III hereto assumed by Buyer pursuant to Section 12.1 hereto, and thus such expenses shall have no effect on EBITDA during the 2004 Earnout Period."

         41. Addition of Appendix I. A new Appendix I is hereby added to the Agreement in the form attached as APPENDIX I attached hereto.

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         42.      Addition of Appendix II. A new Appendix II is hereby added to the Agreement in the form attached as APPENDIX II attached hereto.

         43. Addition of Appendix III. A new Appendix II is hereby added to the Agreement in the form attached as APPENDIX III attached hereto.

         44. Buyer's Acknowledgment. Buyer hereby acknowledges the termination of the Employee Trust, the surrender of the shares previously held by the Employee Trust to the Company and the execution by the Company, the trustees of the Employee Trust and the beneficiaries of the Employee Trust of the Phantom Share Payment Agreements. Such transactions shall not be deemed a breach of any of the representations and warranties contained in Article II of the Agreement and Buyer hereby acknowledges that the Company's obligations under
Section 5.2(e) with respect to the Employee Trust have been satisfied.

         45. Assumption of Obligations Under Phantom Share Payment Agreements. Effective as of and conditioned upon the Closing, Buyer hereby agrees to undertake and assume all obligations of the Company to make the payments referenced under the Phantom Share Payment Agreements and agrees to pay, or to cause the Company to pay, such amounts to the Payees under such Phantom Share Payment Agreements. The obligations of Buyer and the Company to make payments to the Payees under the Phantom Share Payment Agreements and under this Agreement will be unsecured, unfunded obligations of the Company and Buyer and the Payees will only have rights as an unsecured, general creditor of the Company or Buyer in the event of its bankruptcy or insolvency.

         46. Effect of First Amendment. Except to the extent modified by this First Amendment, the Agreement remains in full force and effect. If any provisions of this First Amendment contradicts or is inconsistent with any provision of the Agreement, then the provisions of this First Amendment shall prevail.

         47. Miscellaneous. This Amendment, and all disputes between the parties under or related to this Amendment or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. This Amendment and the Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in Section 12.7 or
12.8 of the Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

                                  "BUYER"

                                  QUIKSILVER, INC., a Delaware corporation

                                  By:    /s/ Charles S. Exon
                                         --------------------------------------
                                  Name:  Charles S. Exon
                                  Title: Executive Vice President and Secretary

                                  "COMPANY"

                                  DC SHOES INC., a California corporation

                                  By:    /s/ Brian Sellstrom
                                         --------------------------------------
                                  Name:  Brian Sellstrom
                                  Title: Chief Executive Officer

                                SIGNATURE PAGE TO
                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

"SELLERS"

/s/ Kenneth Block                            /s/ Damon Way
--------------------------------------       -----------------------------------
Kenneth Block                                Damon Way

None                                         /s/ Suzanne Way
--------------------------------------       -----------------------------------
Signature of Seller's Spouse                 Signature of Seller's Spouse
                                             (Suzanne Way)

/s/ Danny Way                                /s/ Colin McKay
--------------------------------------       -----------------------------------
Danny Way                                    Colin McKay

/s/ Kari Way                                 None
--------------------------------------       -----------------------------------
Signature of Seller's Spouse (Kari Way)      Signature of Seller's Spouse

The Damon Way Revocable Trust u/a
May 20, 1999

By: /s/ Damon Way
    ----------------------------------
    Damon Way, Trustee

                                SIGNATURE PAGE TO
                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

DC SHOES, INC., EMPLOYEE SHARE TRUST:

/s/ Kenneth Block
--------------------------------------
Kenneth Block, Trustee

/s/ Damon Way
--------------------------------------
Damon Way, Trustee

                                SIGNATURE PAGE TO
                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

LIST OF APPENDICES

Appendix I     Rider Payments ($1,685,000)

Appendix II    Cash Participating Percentages, Stock Participating Percentages
               and Phantom Share Participating Percentages

Appendix III   Fees and Expenses of the Company to be assumed by the Buyer
               ($2,649,633)